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                                                                     EXHIBIT 1.1


                     MIDWEST GENERATION PASS THROUGH TRUSTS

                                 $1,147,000,000

                PASS THROUGH CERTIFICATES, SERIES A AND SERIES B


                               PURCHASE AGREEMENT

                                                                 August 17, 2000

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.,
  as representatives of the several Purchasers

c/o Credit Suisse First Boston Corporation,
Eleven Madison Avenue
New York, NY  10010-3629

c/o Lehman Brothers Inc.
Three World Financial Center
New York, NY  10285


Dear Sirs:

         1. INTRODUCTORY. Edison Mission Energy, a California corporation ("EME"), and its indirect wholly-owned subsidiary Midwest Generation, LLC, a Delaware limited liability company (the "COMPANY"), propose, subject to the terms and conditions stated herein, that United States Trust Company of New York, acting not in its individual capacity but solely as trustee (in its individual capacity, "US TRUST" and in its capacity as such trustee, the "PASS THROUGH TRUSTEE") under each of the Pass Through Trust Agreements (the "PASS THROUGH TRUST AGREEMENTS"), dated as of August 24, 2000, among the Company and the Pass Through Trustee, will issue and sell to Credit Suisse First Boston Corporation ("CSFB"), Lehman Brothers Inc. ("LEHMAN"), Chase Securities Inc. ("CSI"), Salomon Smith Barney Inc. ("SSB") and SG Cowen Securities Corp. ("COWEN" and, together with CSFB, Lehman, CSI and SSB, the several "PURCHASERS") 8.30% Midwest Generation Pass Through Certificates, Series A in the aggregate amount of $333,500,000 and 8.56% Midwest Generation Pass Through Certificates, Series B in the aggregate amount of $813,500,000 (such Pass Through Certificates are herein referred to as the "OFFERED SECURITIES"), which will represent fractional undivided interests in the Midwest Generation Series A Pass Through Trust and the Midwest Generation Series B Pass Through Trust, respectively (collectively, the "PASS THROUGH TRUSTS") for resale by you in reliance upon Rule 144A (as such term is defined below) as described herein. Each such Pass Through Trust will be formed pursuant to a separate Pass Through Trust Agreement, in each case among the Company and the Pass Through Trustee. The term "you" shall mean CSFB and Lehman as representatives of the several Purchasers. The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

         The property of the Pass Through Trusts will initially consist of secured notes (the "LESSOR NOTES") which will be issued on a nonrecourse basis by Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as owner trustee (with respect to each owner trust hereinafter referred to, the

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"OWNER TRUSTEE") of each of four separate owner trusts (collectively, the "OWNER
TRUSTS"). The Lessor Notes are to be issued under four separate lease indentures (as amended or supplemented, the "INDENTURES"), each dated as of August 17, 2000, between each Owner Trust and US Trust, as indenture trustee (in such capacity, the "INDENTURE TRUSTEE").

         The proceeds from the sale of the Lessor Notes will be used to finance a portion of the purchase price paid by the Owner Trusts for the purchase of interests in the Powerton electric generating facility and Unit No. 7 and Unit No. 8 of the Joliet electric generating facility in accordance with the provisions of four separate Participation Agreements, each dated as of August 17, 2000 (collectively, the "PARTICIPATION AGREEMENTS"). Pursuant to the Guarantees each dated as of August 17, 2000 (collectively, the "EME GUARANTEES") made by EME with respect to each related lease agreement, EME has unconditionally guaranteed the payment when due of each and every obligation for the payment of money to each Owner Trust under the related Lease (as such term is defined in each EME Guarantee).

         Unless otherwise defined in this Agreement, capitalized terms have the meanings specified or referred to in the Pass Through Trust Agreements or the Participation Agreements, whether expressly referred to therein or by reference to another document.

         The Company and EME each hereby agree with the several Purchasers as follows:

         2. REPRESENTATIONS AND WARRANTIES OF EME AND THE COMPANY. EME and the Company jointly and severally represent and warrant to, and agree with, the several Purchasers that:

                  (a) A preliminary offering circular dated August 9, 2000 (the "PRELIMINARY OFFERING CIRCULAR") and an offering circular dated August 17, 2000 (the "OFFERING CIRCULAR") relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. For purposes of this Agreement the Preliminary Offering Circular and Offering Circular shall include any documents or portions thereof incorporated by reference therein as set forth under "Incorporation of Documents by Reference" included therein. Copies of the Preliminary Offering Circular and the Offering Circular have been delivered by the Company to the Purchasers. The Preliminary Offering Circular was on the date thereof accurate in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Offering Circular is as of its date (and any amendment or supplement thereto will be as of its date) accurate in all material respects and does not (and, as of the Closing Date (as defined below), will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that neither the Company nor EME makes any representation or warranty as to information in or omissions from the Offering Circular in reliance upon and in conformity with written information furnished to the Company or EME by any Purchaser through you specifically for use therein, it being understood and agreed that the only such information is that described as such in
         Section 7(b) hereof. Except as disclosed in the Offering Circular, on the date of this Agreement, EME's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "COMMISSION") and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by EME with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) EME has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, is duly qualified to do business as a foreign corporation, and is a corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of EME and its subsidiaries, taken as a whole, or on the ability of EME or the Company to perform its obligations under each of the Operative Documents (as defined in each Participation Agreement) to which it is or will be a


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         party (a "MATERIAL ADVERSE EFFECT"). Each subsidiary of EME has been duly organized and is validly existing as a corporation, general partnership, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business as a foreign corporation, general partnership, limited partnership, limited liability company or other entity, as the case may be, and is a corporation, general partnership, limited partnership, limited liability company or other entity, as the case may be, in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. EME and each subsidiary of EME have all necessary power and authority (corporate and other) to own or lease their respective properties and to conduct the respective businesses in which they are engaged as described in the Offering Circular. All of the outstanding shares of capital stock of EME have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding capital stock of each subsidiary of EME has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by EME, directly or through subsidiaries, is owned free and clear from liens, encumbrances and defects.

                  (c) The Company has been duly organized and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Offering Circular; and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

                  (d) Each of EME and the Company has all power and authority necessary to execute and deliver this Agreement, the Registration Rights Agreement and, as of the Closing Date, each of the other Operative Documents to which it is or will be a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each of EME and the Company of this Agreement and the other Operative Documents to which it is or will be a party and its compliance with the provisions hereof and thereof will not breach or (except as contemplated by the Operative Documents) result in the creation or imposition of any lien, charge or encumbrance upon any material asset of EME or the Company or any subsidiary thereof (a "MATERIAL ASSET") pursuant to the terms of, or constitute a breach of, or default under, the corporate charter, limited liability company agreement or by-laws of EME or the Company or similar organizational documents of any subsidiary thereof or as of the Closing Date any agreement, indenture or other instrument to which EME or the Company or any subsidiary thereof is a party or by which EME or the Company or any subsidiary thereof is bound (in each case which is material to EME or the Company or any subsidiary thereof) or to which any Material Asset is subject in each case as amended as of the Closing Date, or any law, order, rule, regulation, judgment or decree of any court or governmental agency domestic or foreign having jurisdiction over EME or the Company or any subsidiary thereof or any Material Asset of EME or the Company or any subsidiary thereof; and, except as completed on or prior to the Closing Date or as required by applicable state securities laws, no consent, authorization or order of, or filing or registration by EME or the Company with, any court, governmental agency or body or third party is required in connection with the issuance and sale of the Offered Securities or the execution, delivery and performance by EME or the Company of this Agreement or the other Operative Documents to which either is a party, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

                  (e) Neither EME nor the Company nor any subsidiary thereof is in violation of its corporate charter, by-laws or other organizational documents. None of EME or the Company or any of their subsidiaries (i) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance and observance of any material term, representation, covenant or condition contained in any material lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which EME or the Company or any of their subsidiaries is a party or by which EME or the Company or any of their subsidiaries or any Material Asset may be bound or affected, which default would have a Material Adverse Effect, or (ii) is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation would have a Material Adverse Effect.


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                  (f)      Except as described in or contemplated by the
         Offering Circular, each of EME and its subsidiaries and the Company (i) has properly obtained each consent, license, approval, registration, permit, certification, determination or other authorization of any governmental authority (each a "GOVERNMENTAL APPROVAL") necessary to the ownership of its property or to the conduct of its business as described in the Offering Circular, and (ii) is in compliance with all terms and conditions of each such Governmental Approval and has not received any notice of any proceedings relating to the revocation or modification thereof except (x) in either case where the failure to do so would not have a Material Adverse Effect and (y) such as may be required for operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course.

                  (g) Except as described in or contemplated by the Offering Circular, each of EME and its subsidiaries and the Company holds, as applicable, good, legal and valid title to, or valid and enforceable leasehold or contractual interests in, all items of real and personal property and all other properties and assets owned by them which are material to the business of EME and its subsidiaries taken as a whole, or the Company, free and clear of all liens, encumbrances and claims which would materially interfere with the conduct of the business of EME and its subsidiaries taken as a whole, or the Company, as described in the Offering Circular. Each of EME and its subsidiaries and the Company is presently conducting its businesses as described in the Offering Circular and in compliance with all applicable rules, regulations and laws, except where such failure would not result in a Material Adverse Effect. Each of EME and its subsidiaries and the Company carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and which is consistent with what is customarily carried by similar companies engaged in similar businesses. Each of such insurance policies is valid and in full force and effect.

                  (h) Arthur Andersen LLP, whose report is included in or incorporated by reference into the Offering Circular, is and was, during the period covered by its report, independent with respect to EME and its subsidiaries and the Company within the meaning of the Exchange Act.

                  (i) The Registration Rights Agreement has been validly authorized by each of EME and the Company and, when executed by the proper officers of EME and the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) and delivered by EME and the Company, will constitute the legal, valid and binding obligation of each of EME and the Company, enforceable in accordance with its terms, (x) except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) by general equitable principles, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and (y) subject to the unenforceability in certain circumstances under law or court decisions of provisions for indemnification or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                  (j) This Agreement has been duly authorized, executed and delivered by each of EME and the Company and, assuming due authorization, execution and delivery by the Purchasers, constitutes the legal, valid and binding obligation of each of EME and the Company, enforceable against each of EME and the Company in accordance with its terms, (x) except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) by general equitable principles, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law and (y) subject to the unenforceability in certain circumstances under law or court decisions of provisions for indemnification or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                  (k) At the time the Offered Securities are delivered pursuant to each Pass Through Trust Agreement, each Pass Through Trust Agreement will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Pass-Through Trustee and assuming the representations of the Pass-Through Trustee in the Participation Agreements are true and correct, will constitute the legal, valid and binding agreement of the Company; each Offered Security, when duly executed, authenticated and delivered by the Pass Through Trustee in accordance with the terms of the


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         related Pass Through Trust Agreement, will be duly issued under the related Pass Through Trust Agreement and, when sold to the several Purchasers in accordance with the terms of this Agreement, will, assuming due authentication, execution and delivery by the Pass Through Trustee, constitute a legal, valid and binding obligation of the Pass Through Trustee on behalf of the related Pass Through Trust; and the holder of each Offered Security will be entitled to the benefits of the related Pass Through Trust Agreement.

                  (l) Each Lessor Note, when duly executed and delivered by the Owner Trustee, and when duly authenticated by the Indenture Trustee, all in accordance with the terms of the related Indenture will be duly issued under such related Indenture and, when sold to the Pass Through Trustee in accordance with the terms of the applicable Pass Through Trust Agreement and the applicable Participation Agreement, will constitute a legal, valid and binding obligation of the Owner Trustee on behalf of the related Owner Trust; and the holder of each such Lessor Note will be entitled to the benefits of the related Indenture (assuming the due execution and delivery thereof by the Indenture Trustee and the Owner Trustee and assuming the accuracy of the representations of the Owner Trust in the Participation Agreements).

                  (m) Except as described in the Offering Circular, there is no litigation, or investigation pending before or by any court or governmental agency or any arbitrator or otherwise or, to the knowledge of EME and the Company, threatened, against EME or any of its subsidiaries or the Company or to which any of their Material Assets is subject, including, without limitation, any audit by the Internal Revenue Service, which, if an adverse decision were reached, would be reasonably likely to have a Material Adverse Effect.

                  (n) The consolidated financial statements (including the related notes) of EME included in the Offering Circular or incorporated by reference therein present fairly in all material respects the financial condition, results of operations and changes in financial position of EME, at the dates and for the periods indicated, and, except as otherwise described in the Offering Circular, have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; the capitalization of EME, as set forth in the column labeled "Actual" under the caption "Capitalization" in the Offering Circular, is accurately described as of the date presented therein.

                  (o) The financial statements of the Company included in the Offering Circular present fairly the financial position of the Company at the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Circular, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

                  (p) Except as disclosed in the Offering Circular, since the date of the latest audited financial statements of EME or the Company included in the Offering Circular or incorporated by reference therein, there has been no Material Adverse Effect, nor, to EME's or the Company's knowledge, any development or event involving a prospective Material Adverse Effect, and, except as disclosed in or contemplated by the Offering Circular, since the date of such financial statements there has been no dividend or distribution of any kind declared, paid or made by EME or the Company on any class of its equity capital.

                  (q) Neither EME nor the Company nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) nor (assuming the accuracy of the representations of the Purchasers set forth herein) any person acting on EME's or the Company's behalf has made offers or sales of securities under circumstances that would require the registration of the Offered Securities under the Securities Act.

                  (r) Neither EME nor the Company nor, assuming the accuracy of the representations of the Pass-Through Trusts in the Participation Agreements, any of the Pass Through Trusts is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), nor is either EME, the Company or any of the Pass Through Trusts a closed-end investment company required to be registered, but not registered thereunder, and none of EME, the Company nor, assuming the accuracy of the representations of the Pass-Through Trusts in the Participation Agreements, any of the Pass Through Trusts is and, after giving effect to the offering and sale of Offered


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         Securities and the application of the proceeds thereof as described in the Offering Circular under the caption "Use of Proceeds", will be an investment company as defined in the Investment Company Act.

                  (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation System.

                  (t) Assuming (i) the accuracy of the representations and warranties of the Purchasers set forth herein, (ii) the compliance by the Purchasers with their agreements herein and (iii) the Offered Securities are offered and sold in the manner contemplated by the Offering Circular, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify the Pass Through Trust Agreements or an indenture in respect of the Offered Securities under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (u) Neither EME or the Company nor any of their affiliates, nor (assuming the accuracy of the representations and warranties of the Purchasers set forth herein) any person acting on behalf of EME or the Company (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act ("REGULATION S")) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or
         (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. Each of EME and the Company, their affiliates and (assuming the accuracy of the representations and warranties of the Purchasers set forth herein) any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of Offered Securities outside the United States. Neither EME nor the Company has entered or will enter into any contractual relationship with respect to the distribution of the Offered Securities except for this Agreement.

                  (v) The proceeds to EME and the Company from the sale of the Offered Securities will not be used in a manner which would violate Regulations T, U or X of the Federal Reserve Board.

                  (w)      HOLDING COMPANY ACT.

                           (i)      The Company is an "exempt wholesale
                  generator" under the Public Utility Holding Company Act of 1935 ("PUHCA"), is interconnected with the high voltage network and has access to transmission services and ancillary services to sell wholesale electric power, and has the authority to sell wholesale electric power at market-based rates.

                           (ii) The Company is not subject to (A) regulation as a "holding company", a "public utility company" or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA or (B) public utility regulation or regulation as an alternative retail electric supplier under the laws of the State of Illinois.

                           (iii) EME is not subject to regulation as a "holding company", a "public utility company", or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA except that it is a "subsidiary company" of Edison International which is a "holding company" that is exempt from all regulation under PUHCA (except Section 9(a)(2) thereof) pursuant to Section 3(a) thereof.

                           (iv) In addition, none of the Purchasers will, solely as a result of purchasing and/or reselling the Offered Securities pursuant to this Agreement, be a "public utility," an "electric utility," a "gas utility," a "holding company," a "subsidiary" or an "affiliate" under PUHCA, or otherwise subject to regulation under PUHCA or the Federal Power Act of 1920.


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                  (x)      (i) All tax returns, declarations of estimated tax
         and tax reports (collectively, the "TAX RETURNS") required to be filed on or before (after consideration of any allowable extensions of time to file) the Closing Date with respect to all federal, state or local income, gross receipts, severance, property, productions, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties (collectively, the "TAXES") by EME and the Company have been or will be duly filed, (ii) all Taxes due on the Tax Returns referred to in clause
         (i) that are required to be paid or withheld by EME and the Company (the "COMPANY TAXES") have been or will be paid or withheld in full,
         (iii) all deficiencies asserted or assessments made against EME and the Company with respect to Tax Returns as a result of an examination of such Tax Returns referred to in clause (i) have been or will be paid in full, (iv) no issues that have been raised with respect to Company Taxes by the relevant taxing authority in connection with an examination of Tax Returns are currently pending and (v) no waivers of statutes of limitations have been given or requested by or with respect to any Company Taxes, except in each case for any Company Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. generally accepted accounting principles have been set aside on EME's and the Company's books.

                  (y) Except as disclosed in the Offering Circular, neither the EME nor any of its subsidiaries nor the Company is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and neither EME nor the Company has knowledge of any pending investigation which might lend to such a claim.

                  (z) Each of EME and its subsidiaries and the Company own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to EME or any of its subsidiaries or the Company, would individually or in the aggregate have a Material Adverse Effect.

                  (aa) During the consecutive twelve-month period prior to each date as of which the following representations are made or deemed made, (i) no steps have been taken to terminate any "pension plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with any successor statute of similar import and together with the regulations thereunder ("ERISA"), to which EME or the Company, any subsidiary thereof or any member of a controlled group of corporations treated as a single employer together with EME or the Company or any subsidiary thereof under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended (the "CODE") or Section 4001 of ERISA (the "CONTROLLED GROUP") sponsors, contributed to or under which any such entity may incur any liability (each a "PENSION PLAN"), (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code and (iii) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by EME or the Company, any subsidiary thereof or any member of the Controlled Group of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty and none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a material liability to EME or the Company, any subsidiary thereof or any member of the Controlled Group: (w) any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .22, .23, .25, .27 or .28 of Pension Benefit Guaranty Corporation Reg.
         Section 4043; (x) a complete or partial withdrawal from any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (the "MULTIEMPLOYER PLAN"), by EME or the Company, any subsidiary thereof or any member of the Controlled Group; (y) any liability of EME or the Company, any subsidiary thereof or any member of the Controlled Group were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (z) the "reorganization" (within the meaning of Section 4241 of ERISA) or "insolvency" (within the meaning of Section 4245 of ERISA) or any Multiemployer Plan. None of EME or the Company, any subsidiary thereof or any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a "welfare plan" (as defined in Section 3(1) of ERISA) which could reasonably be expected to have a Material Adverse Effect other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                  (bb) The proceeds from the sale of Offered Securities will be utilized by EME and the Company as described under the section of the Offering Circular entitled "Use of Proceeds."

                  (cc) All of the representations and warranties of EME and the Company contained in the Participation Agreements are incorporated by reference in this Agreement as if set forth herein, and are true and correct as if made by EME and the Company on and as of the date of such agreements.

                  3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, upon satisfaction of the conditions precedent in each Pass Through Trust Agreement, the Company agrees to deliver an authentication order pursuant to Section 2.1 of each Pass-Through Trust Agreement and to cause the Pass Through Trustee to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Pass Through Trustee, at a purchase price of 100% of the face amount thereof, 8.30% Midwest Generation Pass-Through Certificates, Series A in the aggregate amount of $333,500,000 and 8.56% Midwest Generation Pass-Through Certificates, Series B in the aggregate amount of $813,500,000 in the respective face amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto. As compensation to the Purchasers for their agreements and obligations hereunder in respect of the Offered Securities, EME shall pay (or cause to be paid), to each Purchaser an amount equal to .650% of the aggregate face amount of the Midwest Generation Pass-Through Certificates, Series A and .875% of the aggregate face amount of the Midwest Generation Pass-Through Certificates, Series B purchased by such Purchaser. Such payment shall be made simultaneously with the payment by the Purchasers of the purchase price of the Offered Securities and shall be made by wire transfer of immediately available funds.

         The Company will cause the Pass Through Trustee to deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Pass Through Trustee as custodian for The Depository Trust Company (the "DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Circular. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to you at the office of Skadden, Arps, Slate, Meagher & Flom LLP ("SASMF") at 10:00 A.M. (New York time), on August 24 , 2000 or at such other time not later than seven full business days thereafter as you, EME and the Company determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Pass Through Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of SASMF at least 24 hours prior to the Closing Date.

         The Company will cause the Pass Through Trustee to deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent Global Securities in registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES") which will be deposited with the Pass Through Trustee as custodian for DTC for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking SOCIETE ANONYME ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Company will cause the Pass Through Trustee to deliver against payment of the purchase price the Offered Securities to be purchased by each

Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Pass Through Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Circular. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent Global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Circular.

         Notwithstanding the foregoing, any Offered Securities sold to Institutional Accredited Investors (as hereinafter defined) pursuant to SECTION 4(c) shall be issued in definitive, fully registered form and shall bear the legend relating thereto set forth under the caption "Transfer Restrictions" in the Offering Circular, but shall be paid for in the same manner as any Offered Securities to be purchased by the Purchasers hereunder and to be offered and sold by it in reliance on Rule 144A under the Securities Act.

         4. REPRESENTATIONS BY PURCHASERS; RESALE BY PURCHASERS. (a) Each Purchaser severally represents and warrants to EME and the Company that it is an "accredited investor" within the meaning of Regulation D.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A") or to a limited number of Institutional Accredited Investors (as defined below) in accordance with subsection (c). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) Each Purchaser severally agrees that it may offer and sell Offered Securities in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by such Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act (each, an "INSTITUTIONAL ACCREDITED INVESTOR"); PROVIDED that each such Institutional Accredited Investor executes and delivers to such Purchaser and the Company, prior to the consummation of any sale of Offered Securities to such Institutional Accredited Investor, a letter to be delivered by Institutional Accredited Investors in substantially the form included in the Offering Circular as Annex A (a "PURCHASER'S LETTER").

         (d) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

         (e) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         (f)      Each of the Purchasers severally represents and agrees that
(i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. CERTAIN AGREEMENTS OF EME AND THE COMPANY. Each of EME and the Company jointly and severally agrees with the several Purchasers that:

                  (a) EME and the Company will advise you promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without your consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which in the reasonable judgment of the Company, EME, the Purchasers or counsel to the Purchasers, the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Circular to comply with any applicable law, EME and the Company promptly will notify you of such event and promptly will prepare, at EME's expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither your consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) EME and the Company will furnish to you copies of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request, and EME and the Company will furnish to you on the date hereof three copies of the Offering Circular certified as being true, complete and correct by a duly authorized officer of each of EME and the Company, together with certified copies of the independent accountants consents with respect to the incorporation by reference of their reports therein. At any time when EME or the Company is not subject to Section 13 or 15(d) of the Exchange Act, and for so long as the sale of the Offered Securities is reliant on Rule 144A, EME and/or the Company, as the case may be, will promptly furnish or cause to be furnished to you (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. EME will pay the expenses of printing and distributing to such holders and the Purchasers all such documents.

                  (c) EME and the Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as you designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, PROVIDED that neither EME nor the Company will be required to qualify as a foreign corporation in any jurisdiction in which it is not now qualified to file a general consent to service of process in any such jurisdiction.

                  (d) During the period of three years hereafter, each of EME and the Company will furnish to you and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and each of EME and the Company will furnish to you and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of EME or the Company filed with the Commission under the Exchange Act or mailed to shareholders, (ii) a copy of any information EME and the Company are required to provide the Pass Through Trustee pursuant to the Pass Through Trust Agreement or the Participation Agreement, and
         (iii) from time to time, such other information concerning EME and/or the Company as you may reasonably request.

                  (e) During the period of two years after the Closing Date, each of EME and the Company will, upon request, furnish to you, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date (or such other period as the Commission may specify for the unrestricted sale of the Offered Securities which constitute "restricted securities" under Rule 144), the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them which constitute "restricted securities" under Rule 144.

                  (g) During the period of two years after the Closing Date, neither EME nor the Company will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act and neither EME nor the Company is or will become a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

                  (h) EME will pay all expenses incidental to the performance by EME, the Company and the Pass Through Trusts of their obligations under this Agreement, the Pass Through Trust Agreements, the Registration Rights Agreement and the other Operative Documents, including (i) the fees and expenses of the Pass Through Trustee, the Indenture Trustee and their respective counsel; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Pass Through Trust Agreements, the Offering Circular and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities;
         (iii) the cost of any advertising approved by EME or the Company in connection with the issue of the Offered Securities; (iv) for any reasonable expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as you designate and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; (vi) for expenses incurred in distributing the Preliminary Offering Circulars and the Offering Circular (including any amendments and supplements thereto) to the Purchasers and (vii) all reasonable fees and expenses of counsel to the Purchasers. EME will also pay or reimburse the Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Purchasers and EME's or the Company's officers and employees and any other reasonable expenses of the Purchasers in connection with the transactions contemplated by this Agreement and the other Operative Documents.

                  (i) In connection with the offering of the Offered Securities, until the earlier of (x) 180 days following the Closing Date and (y) the date you shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither EME nor the Company nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither of them nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 30 days after the date of the initial offering of the Offered Securities by the Purchasers, neither EME nor the Company without the prior written consent of CSFB and Lehman, which consent shall not be unreasonably withheld, pursuant to Rule 144A, Regulation S or an offering registered under the Securities Act, will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by EME or the Company and having a maturity of more than one year from the date of issue. Neither EME nor the Company will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by
         Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of EME and the Company herein (except for those representations and warranties expressly stated to relate to an earlier specified date, which must be accurate as of such earlier specified date), to the accuracy of the statements of officers of EME and the Company made pursuant to the provisions hereof, to the performance by EME and the Company of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to EME and the Company set forth in the Offering Circular and confirming that they are independent certified public accountants with respect to EME and the Company under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as, in your judgment, is material and adverse and makes it inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities as contemplated in the Offering Circular; or (ii) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of EME or its subsidiaries, taken as a whole or the Company which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Offered Securities or is material and adverse and makes it inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities as contemplated in the Offering Circular; (iii) any downgrading in the rating of any debt securities of EME or the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of EME or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of EME, the Company or Edison International, Inc. on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York State authorities; or
         (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress of the United States or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities as contemplated in the Offering Circular.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers.

                  (d) The Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as you may require, and each of EME and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular.

                  (e) The Purchasers shall have received opinions addressed to the Purchasers in form and substance reasonably satisfactory to the Purchasers, from Sonnenschein, Nath and Rosenthal, special Illinois regulatory counsel to the Company, EME Van Ness Feldman, special federal regulatory counsel to the Company and EME; Hunton & Williams, special New York counsel to the Owner Participants and the Equity Investors; Richards, Layton & Finger, P.A., counsel to the Owner Lessors, the Trust Companies and the Owner Trustees; and the in-house counsels to the Owner Participants.

                  (f) In-house counsel to EME and the Company reasonably acceptable to the Purchasers shall have furnished to the Purchasers a written opinion, addressed to the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

                  (g) Stadtmauer Bailkin, LLP shall have furnished to the Purchasers its written opinions, both as counsel to the Pass Through Trustees and the Pass Through Companies and as counsel to the Lease Indenture Trustees and the Lease Indenture Companies, addressed to the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

                  (h) No Purchaser shall have discovered and disclosed to EME or the Company on or prior to the Closing Date that the Offering Circular or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

                  (i) EME, the Company and you shall have entered into the Registration Rights Agreement and the Purchasers shall have received counterparts, conformed as executed, thereof and each Operative Document or other document entered into by EME and the Company in connection with the transactions contemplated by this Agreement.

                  (j) Each of EME and the Company shall have furnished to the Purchasers a certificate, dated as of the Closing Date, of its Chief Executive Officer or President and its Chief Financial Officer or Treasurer stating that the representations and warranties of EME or the Company, as the case may be, contained in this Agreement and each Participation Agreement are true and correct as of such Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement (except representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), EME or the Company, as the case may be, has complied with all its agreements to be performed or satisfied at or prior to the Closing Date contained herein, and the conditions set forth in Section 4 of each Participation Agreement to be performed or satisfied at or prior to the Closing Date have been fulfilled.

                  (k) There shall exist at and as of the Closing Date no conditions that would constitute an Event of Default under any Pass Through Trust Agreement, a Lease Event of Default under any Lease or a Lease Indenture Event of Default under any Lease Indenture (or an event that with notice or the lapse of time, or both, would constitute an Event of Default, Lease Event of Default or Lease Indenture Event of Default) under the Indenture.

                  (l) (i)(A) Moody's Investors Services, Inc. ("MOODY'S") shall have delivered to EME and the Company and the Purchasers a final rating letter, setting forth a rating of Baa1 with respect to the Offered Securities, (B) Standard & Poor's Ratings Services ("S&P") shall have delivered to EME and the Company and the Purchasers a final rating letter, setting forth a rating of A- with respect to the Offered Securities, (ii) each of Moody's and S&P shall have delivered to EME and the Company a letter confirming the ratings with respect to the debt securities of EME and Edison Mission Midwest Holdings Co. ("Midwest Holdings") after giving effect to the transactions contemplated in this Agreement and the Participation Agreements and
         (iii) neither of Moody's nor S&P shall have announced that it has under surveillance or review, with possible negative implications, its rating of the Offered Securities or the debt securities of EME or Midwest Holdings.

                  (m) The Offered Securities shall have been accepted for settlement through the facilities of DTC, Clearstream, and Euroclear, as applicable.

                  (n) Each of EME and the Company shall have furnished to the Purchasers (i) a copy of the resolutions of its Board of Directors or committees thereof, certified by the Secretary or Assistant Secretary of such entity as of the Closing Date, duly authorizing the execution, delivery and performance of this Agreement and each other Operative Document to which it is or will be a party and any other documents executed by or on behalf of it in connection with the transactions contemplated thereby; (ii) certified copies of its organizational documents; and (iii), if applicable, certified copies of powers-of-attorney, if any, pursuant to which officers of such entity shall execute this Agreement and each other Operative Document to which it is or will be a party and any other documents executed by or on behalf of it in connection with the transactions contemplated thereby.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchasers.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) EME will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of EME or the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon EME's or the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that EME will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through you specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and PROVIDED FURTHER that, with respect to any untrue statement or omission in the Preliminary Offering Circular, this indemnity agreement shall not inure to the benefit of a Purchaser on account of any loss, claim, damage, liability or action arising from the sale of any Offered Securities to any person by such Purchaser to the extent such sale was an initial resale by such Purchaser, if such Purchaser failed to send or give a copy of the Offering Circular, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Preliminary Offering Circular was corrected in the Offering Circular and the Offering Circular was made available to such Purchaser prior to the sale of the Offered Securities.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless each of EME and the Company, its directors and officers, if any, and each person, if any, who controls EME or the Company within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which EME or the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related Preliminary Offering Circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by EME or the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Circular furnished on behalf of each Purchaser: under the caption "Plan of Distribution" the third paragraph, the second sentence of the fourth paragraph, the second sentence of the seventh paragraph, the eighth paragraph, the ninth paragraph and the tenth paragraph; PROVIDED, HOWEVER, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon EME's or the Company's failure to perform its respective obligations under Section 5(a) of this Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this SECTION 6 (i) if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) if, in the written opinion of counsel to either the indemnified party or the indemnifying party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party, or (iii) if the indemnifying party shall have failed to appoint acceptable counsel within a reasonable period of time. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by EME and the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of EME and the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by EME and the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by EME and the Company (as described in the Offering Circular) bear to the total discounts and commissions received by the Purchasers from EME and the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by EME or the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         (e) The obligations of EME under this Section shall be in addition to any liability which EME and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls EME or the Company within the meaning of the Securities Act or the Exchange Act.

         8. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in its or their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, you may make arrangements satisfactory to EME and the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to you, EME and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, EME or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of EME and the Company and their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, EME, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, EME and the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of EME, the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason, EME and the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department--Transactions Advisory Group (Fax: 212-325-8278), and c/o Lehman Brothers Inc., Three World Financial Center, New York, New York 10285,
Attention: Syndicate Department (Fax: 212-526-6588) and Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Steven Berkenfeld, Esq. - Legal Department (Fax: 212-526-2557); or, if sent to EME, will be mailed, delivered or telegraphed and confirmed to it at 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612 (Fax: (949) 752-5624), Attention:
Chief Financial Officer, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One Financial Place, 440 South LaSalle Street, Suite 3410, Chicago, Illinois 60605, (Fax: (312) 583-6111), Attention:
President, provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against EME and the Company as if such holders were parties thereto.

         12. REPRESENTATION OF PURCHASERS. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFB or Lehman individually will be binding upon all the Purchasers.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. Each of EME and the Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among EME, the Company and the several Purchasers in accordance with its terms.


                                           Very truly yours,

                                           EDISON MISSION ENERGY


                                           By:  /s/ Sam Henry
                                              ------------------------
                                           Name: Sam Henry
                                           Title: Vice President


                                           MIDWEST GENERATION, LLC


                                           By:  /s/   Debbie L. Keller
                                              ------------------------
                                           Name: Debbie L. Keller
                                           Title: Vice President


The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
acting on behalf of themselves and as
representatives of the several Purchasers


By:      CREDIT SUISSE FIRST BOSTON CORPORATION


         By: /s/ Jennifer L. Powers
            -----------------------------
           Name: Jennifer L. Powers
           Title: Director


By:      LEHMAN BROTHERS INC.


         By: /s/ Joseph Sauvage
            -----------------------------
           Name: Joseph Sauvage
           Title: Managing Director

                                   SCHEDULE A


                         MANAGER                            PRINCIPAL AMOUNT OF
                         -------                            OFFERED SECURITIES
                                                     -------------------------------
                                                        SERIES A         SERIES B
                                                     --------------   --------------
Credit Suisse First Boston Corporation ...........   $  116,725,000   $  284,725,000

Lehman Brothers Inc. .............................      116,725,000      284,725,000

Chase Securities Inc. ............................       33,350,000       81,350,000

Salomon Smith Barney Inc. ........................       33,350,000       81,350,000

SG Cowen Securities Corp. ........................       33,350,000       81,350,000
                                                     --------------   --------------
                          Total ..................   $  333,500,000   $  813,500,000